As filed with the Securities and Exchange Commission on July 20, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 28th Floor

New York, New York 10019

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Shares of Beneficial Interest	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act Registration file number to which this form relates:

333-150525

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion Daily Global Clean Energy Bull 2X Shares and the Direxion Low Priced Stock ETF (the “Funds”), at no par value, each a series of the Direxion Shares ETF Trust (the “Trust”), registered hereunder are as set forth for the Funds in Post-Effective Amendment No. 303 under the Securities Act of 1933, as amended, and Amendment No. 305 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which descriptions are incorporated herein by reference, as filed with the Securities and Exchange Commission on July 19, 2021.

The Trust currently consists of 88 separate series. The Funds’ I.R.S. Employer Identification Numbers are as follows:

Title of Class of Securities to be Registered	IRS Employer ID Numbers
Direxion Daily Global Clean Energy Bull 2X Shares	87-0827072
Direxion Low Priced Stock ETF	86-4000636

Item 2. Exhibits.

1.

The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.

The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.

The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 239 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on February 26, 2019 (Accession Number: 0001193125-19-052231).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust

July 20, 2021

/s/ Patrick Rudnick
Patrick Rudnick Principal Executive Officer